Exhibit (h)(12)(c)

                           HARRIS INSIGHT FUNDS TRUST
                               3200 Horizon Drive
                            King of Prussia, PA 19406

                                September 9, 2002

PFPC Inc.
400 Bellevue Parkway
Wilmington, DE 19809

To Whom It May Concern:

         Reference is made to the notice provisions of the following agreements on behalf of Harris Insight Funds Trust (the "Trust"): the Investment Advisory Contract between Harris Investment Management, Inc. ("HIM") and the Trust dated April 28, 2000; the Distribution Agreement between PFPC Distributors, Inc. ("PFPC-DI") and the Trust dated March 16, 2001; the Administration Agreement between Harris Trust and Savings Bank ("Harris") and the Trust dated July 1, 1996; the Sub-Administration and Accounting Services Agreement (the "Sub-Administration Agreement") between Harris and PFPC Inc. ("PFPC") dated July 1, 1996; the Transfer Agency Services Agreement between Harris and the Trust dated July 1, 1996; the Sub-Transfer Agency Services Agreement between Harris and PFPC dated July 1, 1996; the Custodian Services Agreement between the Trust and PFPC Trust Company ("PFPC-TC"), dated February 23, 1996; and the Sub-Custodian Services Agreement among PFPC-TC, PNC Bank, N.A. ("PNC") and the Trust dated February 18, 1999.

         This writing is to provide notice of the addition of a new series under the Trust: Harris Insight High Yield Bond Fund (the "New Portfolio"). The New Portfolio is to be considered a Portfolio under the Sub-Administration Agreement, and shall be subject to the terms set forth under such Agreement unless otherwise provided herein. PFPC shall be compensated for services rendered under the Sub-Administration Agreement as is consistent with such Agreement and the related Fee Letter Agreement dated August 1, 2002.

         The Trust requests that you act in the capacity of Sub-Administrator and Accounting Services Agent with respect to the New Portfolio in accordance with the terms of the Sub-Administration Agreement while continuing to act as Sub-Administrator and Accounting Services Agent with respect to the Portfolios named in the Sub-Administration Agreement.

         If the foregoing is in accordance with your understanding, please so indicate by signing and returning to us the enclosed copy hereof.

                                                 Sincerely,

                                                 Harris Insight Funds Trust

                                                    /s/ Peter P. Capaccio
                                                 ----------------------------
                                                        Peter P. Capaccio
                                                          President

PFPC Inc.
Accepted:          /s/ Neal J. Andrews
            --------------------------------
                     Neal J. Andrews
               Senior Vice President and
               Senior Managing Director

                                    EXHIBIT A

         This Exhibit A, dated as of September 9, 2002, is Exhibit A to the Sub-Administration and Accounting Services Agreement dated July 1, 1996 between Harris Trust and Savings Bank and PFPC Inc.


                              HARRIS INSIGHT FUNDS

                   Harris Insight Government Money Market Fund
                        Harris Insight Money Market Fund
                   Harris Insight Tax-Exempt Money Market Fund
                   Harris Insight Short/Intermediate Bond Fund
                            Harris Insight Bond Fund
                       Harris Insight High Yield Bond Fund
                Harris Insight Intermediate Government Bond Fund
                Harris Insight Intermediate Tax-Exempt Bond Fund
                       Harris Insight Tax-Exempt Bond Fund
                   Harris Insight Convertible Securities Fund
                           Harris Insight Equity Fund
                 Harris Insight Large-Cap Aggressive Growth Fund
                 Harris Insight Small-Cap Aggressive Growth Fund
                         Harris Insight Technology Fund
                        Harris Insight Equity Income Fund
                           Harris Insight Growth Fund
                    Harris Insight Small-Cap Opportunity Fund
                       Harris Insight Small-Cap Value Fund
                            Harris Insight Index Fund
                          Harris Insight Balanced Fund
                        Harris Insight International Fund
                      Harris Insight Emerging Markets Fund


                                    HARRIS TRUST AND SAVINGS BANK


                                    By:      /s/ Peter P. Capaccio
                                          -----------------------------
                                             Peter P. Capaccio
                                             Senior Vice President

                                    PFPC INC.

                                    By:      /s/ Neal J. Andrews
                                          -----------------------------
                                             Neal J. Andrews
                                    Title:   Senior Vice President and
                                             Senior Managing Director